Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-133882 and 333-133881) pertaining to the 2000 Equity Incentive Plan and the 2006 Stock Incentive Plan of Targacept, Inc. of our report dated March 20, 2007, with respect to the financial statements of Targacept, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young

Greensboro, North Carolina

March 20, 2007